                                                    Exhibit 11

                                         COMPUTATION OF EARNINGS PER SHARE
                                     (In thousands, except per share amounts)

                                                                          (Eight Months)
Years ended March 31 and July 31,                                  1996             1995              1994             1993
                                                                   ----             ----              ----             ----

Primary

Net earnings applicable to common stock:
     Net earnings                                            $  (10,147)         $ 1,321         $   9,037       $    2,258
     Deduct preferred stock dividends paid                           12               12                23               23
                                                                -------            -----             -----           ------
Net earnings applicable to common stock                      $  (10,159)         $ 1,309         $   9,014       $    2,235
                                                                =======            =====             =====           ======
Weighted average number of common shares and
     common equivalents outstanding                               5,622            5,593             5,798            6,171
                                                                =======            =====             =====           ======

Primary earnings per share                                   $    (1.81)          $  .23         $    1.55       $      .36
                                                                =======            =====             =====           ======


Fully Diluted

Net earnings applicable to common stock per above            $  (10,159)         $ 1,309         $   9,014       $    2,235
Add dividends on convertible preferred stock                         10               10                20               20
                                                                -------            -----             -----           ------
Net earnings applicable to common stock on a fully
     diluted basis                                           $  (10,149)         $ 1,319         $   9,034       $    2,255
                                                                =======            =====             =====           ======
Shares used in calculating primary earnings per
     share above                                                  5,622            5,593             5,798            6,171
Additional shares to be issued under full
     conversion of preferred stock                                   68               68                68               68
                                                                 ------           ------            ------           ------
Total shares for fully diluted                                    5,690            5,661             5,866            6,239
                                                                 ======           ======            ======           ======
Fully diluted earnings per share                             $    (1.78)         $   .23         $    1.54       $      .36
                                                                 ======           ======            ======           ======

1995-1993 has been restated to reflect the Company's change from the LIFO inventory valution method to the FIFO inventory valuation method and to reflect the stock split in the form of a dividend.

                                 Exhibit 18

Seneca Foods Corporation
Pittsford, New York  14534

Dear Sirs/ Madames:

We have audited the consolidated financial statements of Seneca Foods Corporation and subsidiaries as of March 31, 1996, March 31, 1995 and July 31, 1994, and for the year ended March 31, 1996, the eight months ended March 31, 1995 and for each of the two years in the period ended July 31, 1994, included in your Annual Report on Form 10-K to the Securities and Exchange Commission and have issued our report thereon dated May 31, 1996. Note 1 to such consolidated financial statements contains a description of your adoption during the year ended March 31, 1996 of the first-in, first-out (FIFO) method of accounting for inventories, whereas you previously used the last-in, first-out (LIFO) method. In our judgment, such change is to an alternative accounting principle that is preferable under the circumstances.

/s/Deloitte & Touche LLP

Rochester, New York
May 31, 1996


                                  Exhibit 21

                            LIST OF SUBSIDIARIES

The following is a listing of subsidiaries 100% owned by Seneca Foods Corporation, directly or indirectly:

  Name                                                             State

  Marion Foods, Inc.                                             New York
  Seneca Foods International, Ltd.                               New York
  SSP Company, Inc.                                              Massachusetts

                                  SIGNATURES


Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                            SENECA FOODS CORPORATION



                            By/s/  Jeffrey L. Van Riper     June 21, 1996
                            Jeffrey L. Van Riper
                            Controller and Secretary
                            (Principal Accounting Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

    Signature                                       Title                                     Date
    ---------                                       -----                                     ----

/s/Arthur S. Wolcott                         Chairman and Director                            June 21, 1996
Arthur S. Wolcott



/s/Kraig H. Kayser                           President, Chief Executive Officer,              June 21, 1996
Kraig H. Kayser                              and Director



/s/Philip G. Paras                           Vice President, Finance                          June 21, 1996
Philip G. Paras



/s/Devra A. Bevona                           Treasurer                                        June 21, 1996
Devra A. Bevona



/s/Jeffrey L. Van Riper                      Controller and Secretary                         June 21, 1996
Jeffrey L. Van Riper                         (Principal Accounting Officer)



/s/Robert T. Brady                           Director                                         June 21, 1996
Robert T. Brady



/s/David L. Call                             Director                                         June 21, 1996
David L. Call



/s/Edward O. Gaylord                         Director                                         June 21, 1996
Edward O. Gaylord



/s/G. Brymer Humphreys                       Director                                         June 21, 1996
G. Brymer Humphreys



/s/Susan W. Stuart                           Director                                         June 21, 1996
Susan W. Stuart